SECURITY AGREEMENT
among
CIENA CORPORATION,
CERTAIN SUBSIDIARIES OF CIENA CORPORATION
and
DEUTSCHE BANK AG NEW YORK BRANCH,
as COLLATERAL AGENT
________________________________
Dated as of August 13, 2012
________________________________

SECURITY AGREEMENT, dated as of August 13, 2012, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 8.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBNY”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article VII hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Ciena Corporation, a Delaware corporation (the “Company”), Ciena Communications, Inc. a Delaware corporation (together with the Company and each other Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Ciena Canada, Inc., a corporation incorporated in Canada (together with each other Wholly-Owned Canadian Subsidiary of the Company that becomes a Canadian Borrower pursuant to the terms of the Credit Agreement, collectively, the “Canadian Borrowers”; and the Canadian Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Syndication Agent, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents and DBNY, as administrative agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) and as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”), have entered into an ABL Credit Agreement, dated as of August 13, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers, and the issuance of, and participation in, Letters of Credit for the account of the Borrowers, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent, each other Agent and the Lead Arrangers are herein called the “Lender Creditors”);
WHEREAS, the Company and/or one or more of its Subsidiaries have entered into, or may at any time and from time to time on or after the Effective Date enter into, one or more Secured Hedging Agreements with one or more Lender Counterparties (the “Secured Hedging Creditors”);
WHEREAS, the Company and/or one or more of its Subsidiaries and any Lender (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative Agent, in each case designated to the Administrative Agent in writing by the Company as a provider of Treasury Services (as defined below), including Bank of America, N.A. who is hereby so designated (collectively, the “Treasury Services Creditors” and, together with the Lender Creditors and the Secured Hedging Creditors, the “Secured Creditors”), have entered into, or in the future may enter into, arrangements to provide (i) treasury, depositary or cash management services (including without limitation, overnight overdraft services) or (ii) credit card, merchant card, purchasing card or stored value card services to the Company and its Subsidiaries, and automated clearinghouse transfers of funds (collectively, “Treasury Services,” and with any written agreement evidencing such arrangements, as amended, modified, supplemented, replaced or refinanced from time to time, herein called a “Treasury Services Agreement”), where such Treasury Services Agreements may be evidenced by standard account terms of the respective Treasury Services Creditor;
WHEREAS, pursuant to the U.S. Guaranty, each Assignor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described (and defined) therein;
WHEREAS, it is a condition precedent to (i) the making of Loans to the Borrowers, and the issuance of (and participation in) Letters of Credit for the account of the Borrowers, in each case under the Credit Agreement, (ii) the Secured Hedging Creditors entering into Secured Hedging Agreements with the Company and/or its Subsidiaries and (iii) the extension of the Treasury Services by Treasury Services Creditors to the Company and/or its Subsidiaries that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and
WHEREAS, each Assignor will benefit from the incurrence of Loans by the Borrowers and the issuance of (and participation in) Letters of Credit for the account of the Borrowers under the Credit Agreement and the entering into by the Company and/or its Subsidiaries of Secured Hedging Agreements with the Secured Hedging Creditors and the extension of Treasury Services to the Company and its Subsidiaries and, accordingly, desires to execute this Agreement in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce (x) the Lenders to make Loans to the Borrowers and issue (and/or participate in) Letters of Credit for the respective accounts of the Borrowers, (y) the Secured Hedging Creditors to enter into Secured Hedging Agreements with the Company and/or its Subsidiaries and (z) the Treasury Services Creditors to provide Treasury Services to the Company and/or its Subsidiaries pursuant to Treasury Services Agreements;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
ARTICLE I
SECURITY INTERESTS
1.1.    Grant of Security Interests. (a)  As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper

(including Electronic Chattel Paper), Instrument, Document or General Intangible));

(ii)	all cash and Money;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)
all (x) Deposit Accounts, collection accounts, disbursement accounts and lock boxes and all cash, Money, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto, (y) Securities Accounts and Security Entitlements and Securities credited thereto, and all cash, Money, checks, marketable securities, Financial Assets and other property held therein or credited thereto, and (z) commodity accounts and all cash, Money, marketable securities, Financial Assets and other property held therein or credited thereto;

(v)	all Chattel Paper;

(vi)	all Promissory Notes;

(vii)	all Inventory;

(viii)	all Investment Property;

(ix)	all Payment Intangibles (including corporate and other tax refunds);

(x)
to the extent relating to, evidencing or governing any of the items referred to in preceding clauses (i) through (ix), all Permits, Documents, General Intangibles (including data processing software but excluding Copyrights, Patents, Trade Secrets and Marks), Instruments, Letter-of-Credit Rights, related letters of credit, guarantees and collateral liens and Commercial Tort Claims or other claims and causes of action, documents of title, customs receipts, insurance, shipping and other documents and other materials related to the foregoing (including to the purchase or import of any Inventory);

(xi)	to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (i) through (x), all Supporting Obligations;

(xii)
all books and records relating to the items referred to in the preceding clauses (i) through (xi) (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (i) through (xi)); and

(xiii)	all substitutions, replacements accessions, Proceeds and products of any and all of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing (all of the above, the “Collateral”).
(b)    Notwithstanding anything herein to the contrary, in no event shall the security interest and lien granted under Section 1.1(a) hereof attach to, and the term “Collateral” (and the component terms thereof) shall not include, (i) any property, interest or other rights for so long as the grant of such security interest shall constitute or result in (A) a breach or termination pursuant to the terms of, or a default under, any General Intangible, lease, license, contract, agreement or other document, (B) a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (A) or (B) above is rendered ineffective pursuant to Section 9-406, 9 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other then-applicable law (including the Bankruptcy Code) or principles of equity) or (C) require the consent of a Governmental Authority to permit the grant of a security interest therein (and such consent has not been obtained); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability breach or termination shall no longer be effective and to the extent severable, shall attach immediately to any portion of such property or other rights that does not result in any of the consequences specified in clause (A), (B) or (C) above; (ii) the Pledge Agreement Collateral, including any asset of an Assignor excluded from the Pledge Agreement Collateral pursuant to the proviso to Section 3.1 of the U.S. Pledge Agreement or the corresponding provision of any other Pledge Agreement, as applicable; (iii) any treasury stock of an Assignor or other Margin Stock, in each case, unless the Secured Creditors have made any necessary filings with the Board of Governors of the United States Federal Reserve in connection therewith; provided however, that each applicable Assignor shall provide to the Secured Creditors notice of the existence any Margin Stock (other than treasury stock) that would constitute Collateral absent this proviso at the time of delivery of any compliance certificate required to be delivered pursuant to Section 9.01(d) of the Credit Agreement and, thereafter, such Margin Stock shall constitute Collateral to the extent the Secured Creditors have made such necessary filings with the Board of Governors of the United States Federal Reserve in connection therewith; and (iv) Deposit Accounts the balance of which consists (x) exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts (the assets described in preceding clauses (i) through (iv) hereof, collectively, the “Excluded Assets”); provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the Equity Interests in a Foreign Subsidiary without causing a repatriation (or deemed repatriation) of earnings or adverse tax consequences, the Collateral shall include, and the security interest granted by each Assignor shall attach to, such greater percentage of Equity Interests of each directly owned Foreign Subsidiary of such Assignor to secure all other Obligations.
(c)    The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

Notwithstanding anything herein to the contrary, the Assignors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of the Excluded Assets.
1.2.    Grant of License. For purposes of enabling the Collateral Agent to exercise rights and remedies under this Agreement each Assignor hereby grants to the Collateral Agent and its agents, representatives and designees an irrevocable, nonexclusive, royalty free license, rent-free license and rent-free lease (which will be binding on any successor or assignee of such Assignor) to, after the occurrence and during the continuance of an Event of Default, have access to and use all of such Assignor’s (x) Real Property (including the buildings and other improvements thereon), Equipment and fixtures (whether or not considered Real Property) and (y) intellectual property (including, without limitation, all Domain Names, Patents, Marks, Copyrights, Trade Secrets and object code and access to all media, written or electronic, in which any licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, as well as an irrevocable, nonexclusive license to grant to any third party a sub-licensable sub-license to use the foregoing rights, but excluding any source code) for which the Collateral Agent hereby agrees to take all commercially reasonable actions in connection with its use of such intellectual property to protect such Assignor’s rights and interest in such intellectual property (provided that in any event, the Collateral Agent shall not have any liability in connection therewith, other than liability which is the direct result of the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision), for the purpose of (i) arranging for and effecting the sale, distribution or other disposition of Collateral located on any such Real Property, including the manufacture, production, completion, packaging, advertising, distribution and other preparation of such Collateral (including, without limitation, work-in-process, raw materials and complete Inventory) for sale, distribution or other disposition, (ii) selling (by public auction, private sale, going out of business sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Assignor’s business), (iii) storing or otherwise dealing with the Collateral, (iv) collecting all Accounts and copying , using and preserving any and all information relating to the Collateral, and (v) otherwise dealing with the Collateral as part of the exercise of any rights or remedies provided to the Collateral Agent hereunder or under the other Credit Documents, in each case without the interference by any Assignor or any other Subsidiary of the Company and without incurring any liability to any Assignor or any other Subsidiary of the Company, except any liability which is the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor will, and will cause each of its Subsidiaries to, cooperate with the Collateral Agent and its agents, representatives and designees in allowing the Collateral Agent to exercise the foregoing rights. To the extent that any asset of any Assignor in which the Collateral Agent has access or use rights as provided above is to be sold or otherwise disposed of after the occurrence and during the continuance of an Event of Default, such Assignor shall, if requested by the Collateral Agent in writing, cause the buyer to agree in writing to be subject to, and comply with the terms of, this Section 1.2. The Collateral Agent shall have the right to bring an action to enforce its rights under this Section 1.2, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 1.2.
1.3.    Power of Attorney. Until this Agreement is terminated in accordance with its terms, each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
2.1.    Necessary Filings. The provisions of this Agreement (when executed and delivered by all parties thereto) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the U.S. Credit Parties in all of the Collateral described herein, and when proper UCC financing statements have been filed in the appropriate filing offices against each U.S. Credit Party and/or the Collateral Agent has obtained “control” (within the meaning of the UCC) of the Core Deposit Accounts and DB Accounts thereunder, the Collateral Agent, for the benefit of the Secured Creditors, shall have a perfected security interest in all right, title and interest in all of the Collateral described herein of such U.S. Credit Party to the extent such security interest can be perfected by filing a UCC financing statement under the UCC or, with respect to the Core Deposit Accounts or DB Accounts, by the Collateral Agent having “control”, subject to no other Liens other than Permitted Liens (it being understood that the Permitted Liens described in Section 10.01(s) of the Credit Agreement are subject to the terms of the Intercreditor Agreement at any time that Permitted Additional Secured Indebtedness is outstanding).
2.2.    No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than Permitted Liens).
2.3.    Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any relevant jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements, similar statements or instruments of registration filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.
2.4.    Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.
2.5.    Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.As of the date hereof, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, the Federal Employer Identification Number (if any) and whether or not such Assignor is a Transmitting Utility, is listed on Annex B hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any) or its Federal Employer Identification Number (if any) from that used on Annex B hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex B (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex B which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably necessary or requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably requested by the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
2.6.    Trade Names; etc.As of the date hereof, such Assignor does not have or operate in any jurisdiction under, or in the five years preceding the date hereof has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex B and such other trade or fictitious names as are listed on Annex

C hereto for such Assignor.
2.7.    Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex D hereto. With respect to any transactions so described in Annex D hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished, or caused to be furnished, to the Collateral Agent such UCC lien searches as may have been requested by the Collateral Agent with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.
2.8.    Collateral in the Possession of a Bailee. Without limiting the provisions of the Credit Agreement, if an Event of Default shall occur and be continuing and if any Inventory or other Goods, other than Inventory or Goods having a market value not in excess of $2,500,000 in the aggregate, are in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.
2.9.    Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
ARTICLE III
SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
3.1.    Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Eligible Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of a Responsible Officer of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, enforceable against the account debtor in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws generally affecting creditors’ rights and equitable principles, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting or other ordinary corporate purposes), and (iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.
3.2.    Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, in accordance with Section 9.02 of the Credit Agreement, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection in accordance with Section 9.02 of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver copies (or, if requested by the Collateral Agent after the occurrence and during the continuance of an Event of Default, originals) of all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of such evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
3.3.    Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default (but without limiting the provisions of the Credit Agreement), if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 5.4 of this Agreement. The reasonable out-of-pocket costs and expenses of collection (including reasonable out-of-pocket attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice given to any such obligors referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.
3.4.    Modification of Terms; etc. Except (w) in accordance with such Assignor’s ordinary course of business, (x) as otherwise in such Assignor’s reasonable business judgment, (y) as permitted by the Credit Agreement or (z) as permitted by Section 3.5 hereof, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent. Except to the extent otherwise permitted by this Agreement or the Credit Agreement, no Assignor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.
3.5.    Collection. Except as such Assignor otherwise determines in its reasonable business judgment, each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with its reasonable business judgment, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with its reasonable business judgment and (iii) such other adjustments which such Assignor finds appropriate in accordance with its reasonable business judgment.
3.6.    Instruments. If any Assignor owns or acquires any Instrument of $3,000,000 or more constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Assignor will within 30 days thereafter notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.
3.7.    Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.8.    Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.9.    Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit constituting Collateral in respect of Eligible Accounts or Eligible Inventory, with a stated amount of $3,000,000 or more in the aggregate, such Assignor shall, no later than the next date required to deliver a compliance certificate pursuant to Section 9.01(d) of the Credit Agreement, notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are retained by the Collateral Agent and to be applied as provided in this Agreement only after the occurrence and during the continuance of an Event of Default.
3.10.    Commercial Tort Claims. Each Commercial Tort Claim constituting Collateral in an amount of $3,000,000 or more of each Assignor in existence on the date of this Agreement is described in Annex E hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim constituting Collateral in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000 or more, such Assignor shall no later than 30 days thereafter notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
3.11.    Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper constituting Collateral held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are commercially reasonably so that the Collateral Agent has “control” of all Electronic Chattel Paper, to the extent that the aggregate value or face amount of such Electronic Chattel Paper equals or exceeds $3,000,000 in the aggregate, in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent deliver all of its Tangible Chattel Paper to the Collateral Agent, to the extent that the aggregate value or face amount of such Tangible Chattel Paper equals or exceeds $3,000,000 in the aggregate.
3.12.    Further Actions. Each Assignor will, at its own expense take such actions as are required by Section 9.12(a) of the Credit Agreement.

ARTICLE IV

PROVISIONS CONCERNING ALL COLLATERAL
4.1.    Protection of Collateral Agent’s Security. Except as otherwise not prohibited by the Credit Documents, no Assignor will do anything to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 5.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.
4.2.    Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.
4.3.    Financing Statements. Each Assignor agrees to execute and deliver (or cause to be executed and delivered) to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of, and at the request of, the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor or words of similar effect). Notwithstanding the foregoing, if reasonably requested by any Assignor, the Collateral Agent shall, at Assignor’s expense, make such filings as may be reasonably requested to evidence that the security interests hereunder do not attach to any property that constitutes Excluded Assets.
ARTICLE V
REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
5.1.    Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:
(i)    personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;
(ii)    instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;
(iii)    instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;
(iv)    sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 5.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
(v)    take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:
(x)    forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
(y)    store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in

Section 5.2 hereof; and
(z)    while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;
(vi)    exercise the rights granted under Section 1.2 hereof;
(vii)    apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 5.4; and
(viii)    take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC;
it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
5.2.    Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 5.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 5.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.
5.3.    Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, IN EACH CASE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:
(i)    all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
(ii)    all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and
(iii)    all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.
5.4.     Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or collateral agent under such other Security Document) upon any sale or other disposition of the Collateral, in connection with the Collateral Agent’s exercise of remedies following the occurrence and during the continuance of an Event of Default, together with all other moneys received by the Collateral Agent hereunder or under any other Security Document, shall be applied as follows:
(i)    first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iv), (v), (vi) and (vii) of the definition of “Obligations”;
(ii)    second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations which are Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 5.4(e) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Primary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
(ii)    third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations which are Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 5.4(e) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Secondary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;
(iv)    fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), an amount equal to the outstanding Primary Obligations which are Other Obligations shall be paid to the Other Creditors as provided in Section 5.4(e) hereof, with each such Other Creditor receiving an amount equal to its outstanding Primary Obligations which are Other Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
    (v)    fifth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Secondary Obligations which are Other Obligations shall be paid to the Other Creditors as provided in Section 5.4(e) hereof, with each such Other Creditor receiving an amount equal to its outstanding Secondary Obligations which are Other Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
(vi)    sixth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 8.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.
(b)    For purposes of this Agreement: (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations owing to the applicable Secured Creditors entitled thereto, as the case may be; (ii) “Primary Obligations” shall mean (x) in the case of the Credit Document Obligations all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings (and all interest thereon), the Stated Amount of (and the obligation to cash collateralize) all outstanding Letters of Credit and all Fees and (y) in the case of the Other Obligations, all amounts due to an Other Creditor under each Secured Hedging Agreement and/or Treasury Services Agreement, as applicable (other than indemnities, fees (including, without limitation, reasonable attorneys’ fees) and similar obligations and liabilities); and (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.
(c)    When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 5.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors entitled to such distribution, with each such Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.
(d)    Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive (or are to receive) a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 5.4(a) hereof.
(e)    All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, and (y) if to the Secured Hedging Creditors or the Treasury Services Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Secured Hedging Creditors or the Treasury Services Creditors, as applicable, or, in the absence of such a Representative, directly to the Secured Hedging Creditors or the Treasury Services Creditors, as applicable.
(f)    For purposes of applying payments received in accordance with this Section

5.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Secured Hedging Creditors and the Treasury Services Creditors, as applicable, for a determination (which the Administrative Agent, each Representative, the Secured Hedging Creditors and the Treasury Services Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors, the Secured Hedging Creditors or the Treasury Services Creditors, as the case may be. Unless it has received written notice from a Lender Creditor, a Secured Hedging Creditor or a Treasury Services Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Secured Hedging Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements are in existence.
(g)    It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
(h)    It is understood and agreed by each Assignor and each Secured Creditor that the Collateral Agent shall have no liability for any determinations made by it in this Section 5.4, in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor and each Secured Creditor also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
5.5.    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

5.6.    Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VI
INDEMNITY
6.1.    Indemnity. (a)  Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Lender and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 6.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless, in accordance with Section 13.01(c) of the Credit Agreement, any and all liabilities, obligations, losses, damages, penalties, claims, actions (including removal or remedial actions), judgments, suits, costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees and disbursements (but limited, in the case of attorneys’ fees and disbursements, to one counsel to the Administrative Agent, one additional counsel for all Issuing Lenders and Lenders, taken as a whole, one local counsel for the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction, and, solely in the case of an actual or perceived conflict of interests, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not the Lead Arrangers, the Administrative Agent, the Collateral Agent, the Syndication Agent, any Co-Documentation Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents or (ii) (x) the handling of the Credit Account and Collateral of the Borrowers as provided in this Agreement or (y) the Agents’ and the Lenders’ relying on any instructions of the Company, or (z) any other action taken by the Agents or the Lenders hereunder or under the other Credit Documents; provided that no Indemnitee shall be indemnified pursuant to this Section 6.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)    Without limiting the application of Section 6.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable and documented out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
(c)    If and to the extent that the obligations of any Assignor under this Section 6.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
6.2.    Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement hereunder or under the other Credit Documents shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Secured Hedging Agreements entered into with the Secured Hedging Creditors, the termination of all Treasury Services Agreements entered into with the Treasury Services Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE VII
DEFINITIONS
The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.
“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.
“Assignor” shall have the meaning provided in the first paragraph of this Agreement.
“Borrower” shall have the meaning provided in the recitals of this Agreement.
“Canadian Borrower” shall have the meaning provided in the recitals of this Agreement.
“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.
“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.
“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Company” shall have the meaning provided in the recitals of this Agreement.
“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).
“Copyrights” shall mean any United States or foreign rights in any copyrightable work now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.
“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article VII.
“Credit Documents” shall have the meaning provided in the Credit Agreement.
“DBNY” shall have the meaning provided in the first paragraph of this Agreement.
“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and all other demand, deposit, time, savings, cash management, passbook and similar accounts.
“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.
“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement.
“Excluded Assets” shall have the meaning provided in Section 1.1(b) of this Agreement.
“Financial Assets” means all present and future “financial assets” (as defined in Article 8 of the UCC).
“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Indemnitee” shall have the meaning provided in Section 6.1(a) of this Agreement.
“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Lender Counterparty” shall mean any counterparty to an Interest Rate Protection Agreement and/or Other Hedging Agreement that is (a) the Administrative Agent, a Lender or an affiliate of the Administrative Agent or a Lender or (b) the Administrative Agent, a Lender or an affiliate of the Administrative Agent or a Lender at the time such Person enters into such Interest Rate Protection Agreement and/or Other Hedging Agreement (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender, as the case may be, under this Agreement for any reason, together with the Administrative Agent’s, such Lender’s or such affiliate’s successor and assigns), so long as the Administrative Agent, such Lender, such affiliate or such successor or assign participates in such Interest Rate Protection Agreement and/or Other Hedging Agreement.
“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.
“Lenders” shall have the meaning provided in the recitals of this Agreement.
“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.
“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor as well as any trade dress, logos, designs, fictitious business names and other business identifiers used by any Assignor.
“Money” means all present and future “money” (as defined in Article 9 of the UCC).
“Obligations” shall mean and include, as to any Assignor, all of the following:
(i)    the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations under Letters of Credit, fees, costs and indemnities (including, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees or expenses is allowed in any such proceeding)) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements or Treasury Services Agreements, being herein collectively called the “Credit Document Obligations”);
(ii)    the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees or expenses is allowed in any such proceeding) owing by such Assignor to the Secured Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Secured Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Secured Hedging Obligations”);
(iii)    the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest, fees or expenses is allowed in any such proceeding) owing by such Assignor to each Treasury Services Creditor with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Secured Hedging Agreements) (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the “Treasury Services Obligations” and, together with the Secured Hedging Obligations, the “Other Obligations”);
(iv)    any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(v)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;
(vi)    all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 6.1 of this Agreement; and
(vii)    all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;
it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether now existing or hereinafter incurred or extended from time to time after the date of this Agreement.
“Other Creditors” shall mean the Secured Hedging Creditors and the Treasury Services Creditors.
“Other Obligations” shall have the meaning provided in the definition of “Obligations”.
“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.
“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, consent, approval, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Primary Obligations” shall have the meaning provided in Section 5.4(b) of this Agreement.
“Promissory Note” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.
“Pro Rata Share” shall have the meaning provided in Section 5.4(b) of this Agreement.
“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Representative” shall have the meaning provided in Section 5.4(e) of this Agreement.
“Secondary Obligations” shall have the meaning provided in Section 5.4(b) of this Agreement.
“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.
“Secured Debt Agreements” shall mean and include this (i) Agreement, (ii) the other Credit Documents, (iii) the Secured Hedging Agreements entered into with a Secured Hedging Creditor and (iv) the Treasury Services Agreements entered into with a Treasury Services Creditor.
“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreements entered into with a Lender Counterparty, provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that it constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents and (ii) the Company and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents.
“Secured Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in this Article VII.
“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (each as defined in Article 8 of the UCC) contained therein.
“Security” means all present and future “Securities” (as defined in Article 8 of the UCC).
“Security Entitlements” means all present and future “security entitlements” (as defined in Article 8 of the UCC).
“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“State” shall mean any state of the United States.
“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Termination Date” shall have the meaning provided in Section 8.8(a) of this Agreement.
“Trade Secrets” shall mean any confidential and proprietary information, including inventions, formulae, algorithms, production procedures, know-how, methods, techniques, marketing, plans, analyses, proposals, customer lists, supplier lists, specifications, models, personal information, data collections, source code and object code of an Assignor worldwide whether written or not.
“Transmitting Utility” shall have the meaning given such term in Section 9‑102(a)(80) of the UCC as in effect on the date hereof.
“Treasury Services” shall have the meaning provided in the recitals of this Agreement.
“Treasury Services Agreement” shall have the meaning provided in the recitals of this Agreement.
“Treasury Services Creditors” shall have the meaning provided in the recitals of this

Agreement.
“Treasury Services Obligations” shall have the meaning provided in the definition of “Obligations” in this Article VII.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
“U.S. Borrower” shall have the meaning provided in the recitals of this Agreement.

ARTICLE VIII
MISCELLANEOUS
8.1.    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(a)    if to any Assignor, c/o:
Ciena Corporation
7035 Ridge Road
Hanover, Maryland 21076
Attention: Treasurer’s Office
Facsimile: (410) 865-8901
with a copy to:
Ciena Corporation
7035 Ridge Road
Hanover, Maryland 21076
Attention: General Counsel’s Office
Facsimile: (410) 865-8001
(b)    if to the Collateral Agent, at:
Deutsche Bank AG New York Branch
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Maxeen Jacques,
Facsimile: (732) 380-3355

with a copy to:
Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005
Attention: Courtney Meehan
Facsimile: (212) 797-5690

(c)	if to any Lender Creditor other than the Collateral Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d)	if to any Secured Hedging Creditor, at such address as such Secured Hedging Creditor shall have specified in writing to the Company and the Collateral Agent;

(e)	if to any Treasury Services Creditor, at such address as such Treasury Services Creditor shall have specified in writing to the Company and the Collateral Agent;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
8.2.    Waiver; Amendment. Except as provided in Sections 8.8, 8.12 and 8.13 hereof and Section 13.12 of the Credit Agreement, none of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder or under another Security Document shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with the written consent of the Required Lenders).
8.3.    Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any other Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Assignor shall have notice or knowledge of any of the foregoing.
8.4.    Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 8.8 hereof, (ii) be binding upon each Assignor, its successors and assigns, provided however, that except as otherwise permitted by the Credit Agreement, no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Lenders), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
8.5.    Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
8.6.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 8.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.
(b)    EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN

CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE THAT ARE LOCATED IN THE COUNTY OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
8.7.    Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.
8.8.    Termination; Release. (a)  On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 6.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Revolving Loan Commitment under the Credit Agreement has been terminated, no Note is outstanding (and all Loans and Unpaid Drawings have been paid in full), all Letters of Credit have been terminated (or have been cash collateralized or backstopped by another letter of credit, in either case on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent and the respective Issuing Lenders (which arrangements, in any event, shall require such cash collateral or backstop letter of credit to be in a stated amount equal to at least 105% of the aggregate Stated Amount of all Letters of Credit outstanding at such time)), all Obligations under Secured Hedging Agreements and Treasury Services Agreements and all other Obligations (other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full (or arrangements with respect to the Secured Hedging Agreements and/or Treasury Services Agreements that are satisfactory to the applicable Secured Hedging Creditor or Treasury Services Creditor have been made or the express provisions of such Secured Hedging Agreement or Treasury Services Agreement shall not require the related Obligations to be repaid or cash collateralized at such time) and all Secured Hedging Agreements and Treasury Services Agreements have been terminated (or arrangements with respect to the Secured Hedging Agreements and Treasury Services Agreements

that are satisfactory to the applicable Secured Hedging Creditors or Treasury Services Creditors, as the case may be, have been made or the express provisions of such Secured Hedging Agreement or Treasury Services Agreement shall not require the related Obligations to be repaid or cash collateralized at such time).
(b)    In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will promptly execute and deliver such documentation, including termination or partial release statements, including UCC-3s, subordination agreements and the like in connection therewith to evidence the release of such item of Collateral or to subordinate its interest in such item of Collateral) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. In the case of any sale or disposition of any Collateral permitted under Section 10.02 of the Credit Agreement (unless sold to another Credit Party), the security interest created hereby on such Collateral shall be automatically released without the need for further action by any Person.  Furthermore, upon the release of any U.S. Guarantor from the U.S. Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be automatically released from this Agreement, and the Collateral Agent, at the request and expense of such Assignor being released, will promptly execute and deliver such documentation, including termination or partial release statements, including UCC-3s, and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) the Collateral of such Assignor being released.
(c)    At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 8.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 8.8(a) or (b). At any time that the Company or the respective Assignor desires that a Subsidiary of the Company which has been released from the U.S. Guaranty be released hereunder as provided in the penultimate sentence of Section 8.8(b) hereof, it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of the Company and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 8.8(b).
(d)    The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent in good faith believes to be in accordance with, this Section 8.8.
8.9.    Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.
8.10.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.11.    The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.
8.12.    Additional Assignors. It is understood and agreed that any Domestic Subsidiary of the Company that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent or by executing a Joinder Agreement and delivering the same to the Collateral Agent, in each case as may be requested by the Collateral Agent (provided such Joinder Agreement shall not require the consent of any Assignor), (y) delivering supplements to Annexes A through G, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent and upon such execution and delivery, such Subsidiary shall constitute an Assignor hereunder.
8.13.    Release of Assignors. If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by the Company and its Subsidiaries (other than the Equity Interests of a Borrower) are sold (to a Person other than the Company or any of its Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Credit Document then in effect), then, at the request and expense of the Company, the respective Assignor shall be immediately released as an Assignor pursuant to this Agreement (and the Collateral Agent (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such other Security Document) shall execute and deliver such instruments of release as are reasonably requested by the Company and otherwise reasonably satisfactory to the Collateral Agent). At any time the Company desires that the Collateral Agent acknowledge that an Assignor has been released from this Agreement as provided in this Section 8.13, the Company shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of the Company stating that the release of the respective Assignor is permitted pursuant to this Section 8.13.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNORS:
CIENA CORPORATION

By: /s/ Elizabeth Dolce Name: Elizabeth Dolce Title: Vice President and Treasurer

CIENA COMMUNICATIONS, INC.

By: /s/ Elizabeth Dolce Name: Elizabeth Dolce Title: Vice President and Treasurer

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By: /s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

By: /s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director